EXHIBIT 99.1

Financial Statements:

29	Reports of Independent Registered Public Accounting Firms
30	Balance Sheet as of July 31, 2014
31	Statement of Operations for the period from inception (March 7, 2014) through July 31, 2014
32	Statement of Member’s Capital for period from inception (March 7, 2014) through July 31, 2014
33	Statement of Cash Flows for the period from inception (March 7, 2014) through July 31, 2014
34	Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

3D MakerJet Asia, Ltd.

We have audited the accompanying balance sheets of 3D MakerJet Asia, Ltd. as of July 31, 2014, and the related statements of operations, member’s capital, and cash flows for the period from inception (March 7, 2014) through July 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 3D MakerJet Asia, Ltd. as of July 31, 2014, and the results of its operations and cash flows for period from inception (March 7, 2014) through July 31, 2014 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that 3D MakerJet Asia, Ltd. will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred losses from operations since inception, has not generated cash flow from operations and all capital is provided by related parties. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company

/s/ L.L. Bradford & Company

Sugar Land, Texas

October 27, 2014

3D MAKERJET ASIA, LTD.

BALANCE SHEET

AS OF JULY 31, 2014

ASSETS

Current Assets
Due from related party	$62,000

Total Assets	$62,000

LIABILITIES AND MEMBER’S CAPITAL

Current Liabilities
Accounts payable and accrued liabilities	$1,216
Convertible note payable, net of discount of $55,378	6,622
Total liabilities	7,838

Member's Capital	54,162

Total Liabilities and Member's Capital	$62,000

See accompanying notes to the financial statements.

3D MAKERJET ASIA, LTD.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCPETION (MARCH 7, 2014) THROUGH JULY 31, 2014

REVENUES	$	−

OPERATING EXPENSES
General and administrative		403
Compensation		1,039
TOTAL OPERATING EXPENSES		1,442

LOSS FROM OPERATIONS		(1,442)

OTHER INCOME (EXPENSE)
Interest expense		(7,685)
TOTAL OTHER INCOME (EXPENSE)		(7,685)

PROVISION FOR INCOME TAXES		−

NET LOSS		$(9,127)

See accompanying notes to the financial statements.

3D MAKERJET ASIA, LTD.

STATEMENT OF MEMBER’S CAPITAL

THE PERIOD FROM INCEPTION (MARCH 7, 2014) THROUGH JULY 31, 2014

Balance, March 7, 2014 (Inception)	$	−

Issuance of shares for officer's compensation		1,289

Beneficial conversion feature related to convertible promissory notes		62,000

Net loss for the period from inception (March 7, 2014) through July 31, 2014		(9,127)

Balance, July 31, 2014		$54,162

See accompanying notes to the financial statements.

3D MAKERJETASIA, LTD.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (MARCH 7, 2014) THROUGH JULY 31, 2014

Operating Activities
Net loss		$(9,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount		6,622
Stock based compensation		1,289
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities		1,216
Net Cash Used in Operating Activities		−

Financing Activities
Advances to related party		(62,000)
Proceeds from convertible debt		62,000
Net Cash Provided by Financing Activities		−

Net Increase (Decrease) in Cash		−
Cash at Beginning of Period		−
Cash at End of Period	$	−

Supplemental Cash Flow Information:
Interest paid	$	−
Income taxes paid	$	−

Non-Cash Financing Transactions:
Discount on convertible promissory notes due to beneficial conversion feature		$62,000

See accompanying notes to the financial statements.

3D MAKERJETASIA, LTD.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION

3D MakerJet Asia, Ltd. (the Company), was incorporated under the laws of Hong Kong on March 7, 2014.

The Company is developing a business plan focused on the sale of 3D printers, scanners and ancillary equipment.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820-10 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the Note principal or the most advantageous market for an asset or liability in an orderly transaction between participants on the measurement date. Valuation techniques used to measure fair value under ASC 820-10 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

•

Level 1 - Quoted prices in active markets for identical assets or liabilities.

•

Level 2 - Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

•

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants, if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Foreign Currency

The Company has determined that the functional currency of is U.S. Dollars. Foreign currency transaction in currencies other than the company’s functional currency (foreign currencies) are recorded in the functional currencies using the exchange rates prevailing at the dates of the transactions. At each balance sheet date, monetary items denominated in foreign currencies are translated at the rates prevailing on the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are translated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not translated. The foreign currency translation gain and loss is trivial amount.

Income Taxes

The Company is a limited corporation organized in Hong Kong. The Company accounts for income taxes pursuant to Income Taxes law in Hong Kong, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. The Company provides for deferred taxes on temporary differences between the financial statements and tax basis of assets using the enacted tax rates that are expected to apply to taxable income when the temporary differences are expected to reverse.

Tax Law in Hong Kong establishes a more-likely-than-not threshold for recognizing the benefits of tax return positions in the financial statements. Also, the statement implements a process for measuring those tax positions that meet the recognition threshold of being ultimately sustained upon examination by the taxing authorities. There are no uncertain tax positions taken by the Company on its tax returns.

Fair value of financial instruments

The Company’s financial instruments consist of payables and short-term debt. The carrying amount of payables approximates fair value because of the short-term nature of these items. The carrying amount of short-term debt approximates fair value due to the relationship between the interest rate on debt and the Company’s incremental risk adjusted borrowing rate.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company was formed in March 2014, has incurred losses from operations since inception, has not generated cash flow from operations and all capital is provided by related parties. While the Company is attempting to raise both debt and equity capital, expand operations and produce revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to seek funds from outside business contacts as needed. There can be no assurances to that its business plan will succeed. Accordingly, there is doubt that the Company will be able to realize its assets and liquidate its liabilities in the normal course of business operations.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – CONVERTIBLE PROMISSORY NOTES

On May 28, 2014 and July 25, 2014, the Company issued convertible promissory notes totaling $62,000. The notes mature June 24, 2015 on July 31, 2015, respectively, carry interest at 15%, and are convertible into the common stock of the Company at a conversion price of $0.001 per share. At the time of issuance, the notes were evaluated and were determined to contain a beneficial conversion feature. As a result, a discount on convertible promissory notes totaling $62,000 was recorded with a corresponding credit to additional paid-in capital. Discount amortization for the period from inception (March 7, 2014) through July 31, 2014 totaled $6,622.

NOTE 5– INCOME TAXES

3D MakerJet, Asia operates in Hong Kong; accordingly, income taxes have been provided based upon the tax laws and rates of the Hong Kong. The income tax rate in Hong Kong is 16.5%.The Company has incurred losses since inception on Mach7,2014 and, accordingly has a net operating loss carry forward as of July 31, 2014 of $9,127. Its net deferred tax benefit is based upon loss carry forwards generated since inception and is as follows:

July 31,
2014
Deferred tax benefit	1,500
Valuation allowance	(1,500)
Net deferred tax benefit	−

NOTE 6 – MEMBER’S CAPITAL

On March 7, 2014, the Company issued a total of 10,000 shares for compensation of the member. The shares were valued as of the date of issuance at $1,289.

On May 28, 2014 and July 25, 2014, the Company recorded increases to additional paid-in capital of $62,000 related to beneficial conversion features on convertible promissory notes.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the six months ended July 31, 2014, 3D MakerJet Asia, Ltd. purchased inventory valued at $62,000 on behalf of a related party. This amount is outstanding as of July 31, 2014.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated all events that occurred after the balance sheet date of January 31, 2014 through October 27, 2014, the date when the financial statements were issued. The Management of the Company determined that there were no reportable events that occurred during that subsequent period to be disclosed.